UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2023

NATIONAL INSTRUMENTS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NATI	The Nasdaq Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On January 13, 2023, the Board of Directors (the “Board”) of National Instruments Corporation (the “Company”) declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of common stock, par value $.01 per share, of the Company (“Company Common Stock”), and adopted a stockholder rights plan, as set forth in the Rights Agreement, dated as of January 13, 2023 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A. as rights agent.  The dividend is payable on January 23, 2023 to the Company’s stockholders of record as of the close of business on such date.  The Rights will expire on January 12, 2024.

A summary of the terms of the Rights Agreement follows:

The Rights.  The Rights will initially trade with, and will be inseparable from, the shares of Company Common Stock.  The Rights are evidenced only by certificates (or, in the case of uncertificated shares, by notations in the book entry account system) that represent shares of the Company Common Stock.  New Rights will accompany any new shares of Company Common Stock issued after January 23, 2023 until the Distribution Date (as defined below) or the earlier expiration, exchange or redemption of the Rights.

Exercisability.  The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” (as defined in the Rights Agreement) by obtaining beneficial ownership of 10% (20% in the case of a stockholder who is entitled to file and files a Schedule 13G under the Exchange Act) or more of the outstanding shares of Company Common Stock. If a stockholder’s beneficial ownership of Company Common Stock as of the time of this announcement of the rights plan and associated dividend declaration is at or above 10% (20% in the case of a stockholder who is entitled to file and files a Schedule 13G under the Exchange Act) (including through entry into certain derivative positions), that stockholder’s existing ownership percentage would be grandfathered, but the Rights would become exercisable if at any time after this announcement, the stockholder increases its ownership percentage by 0.001% or more.  Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

The date when the Rights become exercisable is referred to herein as the “Rights Distribution Date.”  Until that date, Company Common Stock certificates or, in the case of uncertificated shares, notations in the book-entry account system will also evidence the Rights, and any transfer of shares of Company Common Stock will constitute a transfer of Rights.  After that date, the Rights will separate from the shares of Company Common Stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Company Common Stock.  Any Rights held by an Acquiring Person are null and void and may not be exercised.

Exercise Price.  Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series B Participating Preferred Stock, par value $.01 per share (“Preferred Share”), for $200 (the “Exercise Price”), once the Rights become exercisable.  This portion of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of Company Common Stock.

Beneficial Ownership.  Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of underlying shares of Company Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended — are treated as beneficial ownership of the number of shares of Company Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Company Common Stock are directly or indirectly held by counterparties to the derivatives contracts.  Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.  In addition, shares held by Affiliates and Associates of an Acquiring Person, and Notional Common Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person (in each case as such capitalized terms are defined in the Rights Agreement).

Consequences of a Person or Group Becoming an Acquiring Person.

•      Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase shares of Company Common Stock with a market value of $400, based on the market price of Company Common Stock prior to such acquisition.

•      Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding shares of Company Common Stock, the Board may extinguish the Rights by exchanging one share of Company Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

•      Flip Over.  If the Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase shares of the acquiring corporation with a market value of $400 based on the market price of the acquiring corporation’s stock, prior to such transaction.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:

•      will not be redeemable;

•      will entitle holders to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of Company Common Stock, whichever is greater;

•      will entitle holders upon liquidation either to receive $1.00 per share, or an amount equal to the payment made on one share of Company Common Stock, whichever is greater;

•      will have the same voting power as one share of Company Common Stock; and

•      will entitle holders to a per share payment equal to the payment made on one share of Company Common Stock (but only if shares of Company Common Stock are exchanged via merger, consolidation, or a similar transaction).

The value of a one one-thousandth interest in a Preferred Share should approximate the value of one share of Company Common Stock.

Expiration. The Rights will expire on January 12, 2024.

Redemption. The Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right.  The redemption price will be adjusted if the Company effects a stock split or stock dividend of Company Common Stock.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or other reclassification of the Preferred Shares or Company Common Stock.  No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights.  After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

The summary of the Rights Agreement set forth under this Item 3.03 is qualified in its entirety by reference to the complete terms and conditions of the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 3.03.  A copy of the Rights Agreement is available free of charge from the Company upon request.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof.  The Certificate of Designations was filed with the Secretary of State of the State of Delaware on January 13, 2023.  The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

On January 13, 2023, the Company announced the Board’s initiation of a review and evaluation of strategic options and the declaration of the dividend of Rights and issued a press release relating to such events, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Series B Participating Preferred Stock of National Instruments Corporation.

4.1
Rights Agreement, dated as of January 13, 2023, between National Instruments Corporation and Computershare Trust Company, N.A., as rights agent, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release, dated as of January 13, 2023.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2023

	By:	/s/ R. Eddie Dixon, Jr.
Name:	R. Eddie Dixon, Jr.
Title:	Chief Legal Officer, Senior Vice President, and Secretary